Exhibit 99.1

Neumora Therapeutics Reports First Quarter 2025 Financial Results and Provides Business Update

On track to report topline data from NMRA-511 in Alzheimer’s disease agitation around the end of 2025

Resumed enrollment for KOASTAL-3 and -2 studies in March 2025; anticipate reporting topline major depressive disorder data from KOASTAL-3 in the first quarter of 2026 and -2 in the second quarter of 2026

Expect to progress M4 positive allosteric modulator (PAM) program into the clinic in mid-2025

Secured $125 million venture debt facility from K2 HealthVentures, with $40 million available in 2025; cash runway extended into 2027

Company to host conference call today at 4:30 p.m. ET

WATERTOWN, Mass., May 12, 2025 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of seven brain disease programs including two clinical-stage programs, today announced financial results for the first quarter ended March 31, 2025, and provided a business update.

“Our vision in building Neumora is to make a difference for people living with brain diseases. With our diverse, industry-leading pipeline, multiple upcoming clinical catalysts, experienced team and strong financial foundation, we are making important progress towards achieving that goal,” said Paul L. Berns, chairman and chief executive officer, Neumora. “We are advancing enrollment for the Phase 1b signal-seeking study of NMRA-511 in Alzheimer’s disease agitation, have taken important steps to help optimize the navacaprant program in major depressive disorder, and expect to bring an M4 PAM into the clinic in the coming months. I envision that this will be a productive year with updates across several programs in our portfolio, and we look forward to sharing more in the coming quarters.”

KEY PIPELINE HIGHLIGHTS

Neumora is advancing a therapeutic pipeline of seven neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases.

Navacaprant (NMRA-140): Optimized KOASTAL-2 and -3 Phase 3 Studies Enrolling; Data Expected in 2026

The Company expects to report topline data from KOASTAL-3 in the first quarter of 2026 and KOASTAL-2 in the second quarter of 2026.

Additionally, the Company today announced the publication of data from the randomized, double-blind, Phase 2 clinical trial of navacaprant in major depressive disorder in the Journal of Clinical Psychopharmacology. In the study, navacaprant monotherapy demonstrated statistically significant and clinically meaningful reductions in symptoms of depression and anhedonia in participants with moderate-to-severe major depressive disorder.

NMRA-511: On Track to Report Data from Phase 1b Study in Alzheimer’s Disease (AD) Agitation Around the End of 2025

Neumora is advancing a Phase 1b signal-seeking study evaluating NMRA-511 initially in healthy elderly adult participants in Part A and then people with agitation associated with dementia due to AD in Part B. The Company is on track to report data around the end of 2025.

M4 Positive Allosteric Modulator (PAM) Franchise: Progress M4 PAM Program into the Clinic in Mid-2025

Neumora’s M4 franchise comprises multiple novel compounds. Each compound has different properties and chemical composition, has demonstrated robust activity in preclinical efficacy models and shown high selectivity for the M4 receptor. The Company plans to progress an M4 program into the clinic in mid-2025.

KEY BUSINESS UPDATES

Neumora today announced that it has entered into a venture debt facility for up to $125 million with K2 HealthVentures, an alternative investment firm that provides flexible, long-term financing solutions in the life sciences and healthcare industries. Under the terms of the facility, $20 million was drawn at closing, with an additional $20 million available to be drawn at Neumora’s option by December 31, 2025. The additional $85 million will be available for drawdown at Neumora's option upon the achievement of certain milestones.

“We are pleased to announce a strategic financing transaction with K2 HealthVentures, a trusted partner to many of the world’s most innovative biopharmaceutical companies,” said Michael Milligan, chief financial officer, Neumora. “This infusion of flexible, non-dilutive capital bolsters our strong financial position, expanding our ability to advance multiple ongoing clinical development programs and commercial planning for navacaprant.”

“We are excited to partner with Neumora in support of their efforts to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed,” said Nimesh Shah, managing director at K2 HealthVentures. “Neumora is advancing a potentially industry-leading pipeline targeting a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. We look forward to contributing to their success through this transaction.”

The $20 million in non-dilutive capital from this facility drawn to date, combined with the cash already on the Company’s balance sheet, further strengthens its financial position and will support operations into 2027.

Leerink Partners served as exclusive financial advisor to Neumora on the transaction.

FIRST QUARTER 2025 FINANCIAL RESULTS

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Cash Position: As of March 31, 2025, Neumora had cash, cash equivalents and marketable securities of $249.4 million.

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Financial Guidance: The Company expects that its cash, cash equivalents and marketable securities as of March 31, 2025 and the $20 million drawn at the close of the K2 HealthVentures transaction will enable it to fund its operating plan into 2027.

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R&D Expense: Research and development expenses for the first quarter of 2025 were $52.2 million, as compared to $45.8 million for the same period in 2024. This increase was primarily due to the final $6.3 million of costs incurred under the Amgen Collaboration Agreement.

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G&A Expense: General and administrative expenses for the first quarter of 2025 were $18.8 million, as compared to $14.3 million for the same period in 2024. This increase was primarily due to personnel-related costs, including severance pay, one-time bonus payments for key executives and stock-based compensation.

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Net Loss: The Company reported a net loss of $68.0 million for the first quarter of 2025, as compared to $53.7 million for the same period in 2024.

Conference Call Information

Neumora will host a live conference call and webcast at 4:30 p.m. ET today to review these updates. A live webcast of the event will be available on the events and presentations section of the Company’s website at www.neumoratx.com. A replay of the webcast will be available following the completion of the event and will be archived for up to 30 days. Participants may register for the conference call here and are advised to do so at least 10 minutes prior to joining the call.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our work is supported by an integrated suite of translational, clinical, and computational tools to generate insights that can enable precision medicine approaches. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases; the timing, progress and plans for its therapeutic development programs, including the timing of patient enrollment, initiation and data read outs for its programs and studies, including for the KOASTAL-2 and -3 studies, and the Phase 1b signal seeking study evaluating NMRA-511, as well as its clinical trial and development plans; timing and expectations related to regulatory filings; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; changes to and optimization of the KOASTAL-2 and -3 studies; the potential for Neumora to advance other compounds in its M4 portfolio; expectations regarding appropriate patients being enrolled in the KOASTAL program; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results or to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including contract research organizations; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 which was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter ended, March 31, 2025 are not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA THERAPEUTICS

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$52,151	$45,757
General and administrative	18,785	14,317
Total operating expenses	70,936	60,074
Loss from operations	(70,936)	(60,074)
Other income (expense):
Interest income	3,074	6,365
Other income (expense), net	(25)	(12)
Total other income	3,049	6,353
Net loss before income taxes	(67,887)	(53,721)
Provision for income taxes	105	—
Net loss	(67,992)	(53,721)
Other comprehensive loss:
Unrealized loss on marketable securities	(65)	(72)
Comprehensive loss	$(68,057)	$(53,793)
Net loss per share, basic and diluted	$(0.42)	$(0.34)
Weighted-average shares outstanding, basic and diluted	161,451	157,943

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$249,353	$307,578
Total assets	$256,748	$316,972
Total liabilities	$28,384	$29,908
Total stockholders’ equity	$228,364	$287,064

Neumora Contact

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com